Exhibit 99.1

March 24, 2008
FOR IMMEDIATE RELEASE

Jaguar Acquisition Corporation
www.jaguar-capital.com
CONTACT: Jonathan Kalman (610-825-0288)
Email : jkalman@jaguar-capital.com
OTCBB: JGAC.OB, JGACW.OB

China Cablecom Limited
www.chinacablecom.net
CONTACT: Clive Ng (212-888-8890)
Email: clive@chinacablecom.net

Jaguar Acquisition Corporation Schedules its Special Meeting to Approve
Merger with China Cablecom Ltd.

This merger, which is scheduled to close on April 9, 2008, is the first of its kind for a U.S. public company.

Conshohocken, PA, March 24, 2008 (MARKET WIRE) - Jaguar Acquisition Corporation (OTCBB: JGAC.OB, JGACW.OB), a special purpose acquisition company ("Jaguar"), announced today that the shareholder vote for its merger with China Cablecom Ltd. ("China Cablecom"), an emerging consolidated cable network operator and acquirer in the highly-populated Shandong province in the People's Republic of China (PRC), will take place at a special meeting on April 9, 2008. Jaguar's definitive proxy statement relating to this merger will be mailed to shareholders of record as of March 17, 2008.

Concurrently with the merger, Jaguar will be redomesticated to the British Virgin Islands and change its name to China Cablecom Holdings. Upon closing, the 73.45% of the ordinary shares of China Cablecom Holdings will be owned by the previous stockholders of Jaguar; 16.70% by the previous holder of ordinary shares of China Cablecom; and 9.85% by the previous holders of Class A Preferred Shares of China Cablecom. Initially the ordinary shares of China Cablecom Holdings shall continue to be listed on the OTC Bulletin Board under the ticker symbol (JGAC.OB).

“This transaction marks the beginning of an extraordinary new chapter in China Cablecom’s history,” says Clive Ng, founder and Executive Chairman of China Cablecom. “Backed by the expertise of an experienced management team and world-class board of directors, we are now positioned for the launch of major digitalization and business development initiatives that will bring accelerated growth and prosperity to our company and shareholders.”

“Using proven western-bred strategies, efficiencies and capital, we have successfully created a platform from which China Cablecom can expand and grow its operations,” says Jonathan Kalman, Chairman and Chief Executive Officer of Jaguar Acquisition Corporation. "The next step will be to identify and seize upon the opportunities that this transaction has created. This includes making investments in operation partnerships with municipal cable operators, penetrating rural communities and preparing for the future deployment of digital and other value-added services.”

About China Cablecom

China Cablecom is a joint-venture provider of cable television services in the People's Republic of China, operating in partnership with a local state-owned enterprise authorized by the PRC government to control the distribution of cable TV services ("SOE"). China Cablecom acquired operating rights of the network it currently operates in Binzhou, Shandong Province in September 2007 by entering into a series of asset purchase and services agreements with a company organized by SOEs owned directly or indirectly by local branches of SARFT in five different municipalities to serve as a holding company of the relevant businesses. Binzhou Broadcasting operates a cable network with 411,246 paying subscribers as of December 31, 2007. China Cablecom's strategy is to replicate the acquisition by operating partnership models in other municipalities in Shandong Province in the PRC and then introducing operating efficiencies and increasing service offerings in the networks it has acquired.

About Jaguar Acquisition Corporation

Jaguar Acquisition Corporation is a special purpose acquisition company formed in April 2006 for the purpose of acquiring, through a merger, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business.

In April 2006, Jaguar Acquisition Corporation raised $28.3 million and its common stock and warrants began trading separately on June 26, 2006. Per the terms of the stock purchase agreement, the management team has until April 13, 2008 to complete a business combination. Jaguar Acquisition Corporation’s principal offices are in Conshohocken, Pennsylvania.

Safe Harbor Statement

Any forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Jaguar Acquisition Corporation undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
In connection with the pending redomestication and business combination merger, China Cablecom Holdings has filed with the SEC a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus for the stockholders of Jaguar. The stockholders of Jaguar are urged to read the Registration Statement and the Proxy Statement/Prospectus, when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about Jaguar, China Cablecom and China Cablecom Holdings and the proposed transactions. Jaguar’s stockholders will be able to obtain the Registration Statement, the Proxy Statement/Prospectus and any other relevant filed documents for free at the SEC's website (www.sec.gov).

Available Information

In connection with the pending transaction, China Cablecom Holdings, Ltd. ("China Cablecom Holdings") has filed with the SEC a Registration Statement on Form S-4, which includes a Proxy Statement/Prospectus for the stockholders of Jaguar Acquisition Corporation. The stockholders of Jaguar Acquisition Corporation are urged to read the Registration Statement and the Proxy Statement/Prospectus, when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about China Cablecom Holdings, Jaguar Acquisition Corporation and the proposed transaction. The final Proxy Statement/Prospectus will be mailed to stockholders of Jaguar Acquisition Corporation after the Registration Statement is declared effective by the SEC. Jaguar stockholders will be able to obtain the Registration Statement, the Proxy Statement/Prospectus and any other relevant filed documents for free at the SEC's website (www.sec.gov). These documents can also be obtained for free from Jaguar Acquisition Corporation by directing a request Eight Tower Bridge, Suite 1050, 161 Washington Street, Conshohocken, Pennsylvania 19428.

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Investor Relations
Hayden Communications International, Inc.
Ted Haberfield, Executive VP
Phone: +1-760-755-2716
E-mail: thaberfield@HCInternational.net